UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2024

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2024, NeuroRx, Inc., a wholly-owned subsidiary of NRx Pharmaceuticals, Inc. (together, the “Company”), entered into the First Amendment (the “Amendment”) to the Exclusive, Global Development, Supply, Marketing & License Agreement, dated as of June 2, 2023 (the “License Agreement”), with Alvogen Pharma US, Inc., Alvogen, Inc. and Lotus Pharmaceutical Co. Ltd. (collectively, “Alvogen”), effective as of the same date.

Pursuant to the terms of the Amendment, the Company will receive $5 million of the Milestone Payment (as defined in the License Agreement) in advance, which NRx will use to fund the development of NRX-101 through the phase 2 meeting with the U.S. Food and Drug Administration (“FDA”). As compensation for advancing such portion of the Milestone Payment, Alvogen will receive 4,195,978 warrants to purchase the Company's common stock, at a strike price of $0.40 with a three (3) year term (the “Warrants”). The second portion of the milestone payment, in the amount of $4 million, will be due to the Company within 60 days of Completion of the Type B Meeting (as defined in the License Agreement).

The Company then remains eligible to receive up to $320 million in future development and sales milestones, as well as royalty payments escalating to mid-teen percentages of annual net sales of NRX-101, subject to achievement of certain sales volumes. Additionally, Alvogen will be responsible for future development and commercialization costs for NRX-101 in treatment of bipolar depression with suicidality.

The foregoing is only a summary of the material terms of the Amendment and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, which will be filed at a later date.

Item 8.01 Other Events.

On February 12, 2024, the Company issued a press release announcing its entry into the Amendment and the issuance of the Warrants. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 12, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: February 14, 2024	By:	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Acting General Counsel